Exhibit 10.1

UNITED SECURITY BANCSHARES, INC.

2013 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between United Security Bancshares, Inc., a Delaware corporation (the “Company”) and [EMPLOYEE NAME] (the “Grantee”).

WHEREAS, the Company has adopted the United Security Bancshares, Inc. 2013 Incentive Plan (the “Plan”), pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units provided for herein (the “Award”).

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Award.

1.1 Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award for a target number of [NUMBER] Restricted Stock Units (the “Target Award”). The Award represents the right to earn up to [PERCENTAGE]% of the Target Award in accordance with Exhibit A hereto and subject to the restrictions, conditions and other terms set forth in this Agreement and in the Plan. Each Restricted Stock Unit represents the right to receive, at the discretion of the Committee and subject to the terms and conditions set forth in this Agreement and the Plan, either: (a) one share of Common Stock, or (b) a cash amount equal to the Fair Market Value of one share of Common Stock as calculated in accordance with the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.2 The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2. Performance Period.1 For purposes of this Agreement, the term “Performance Period” shall be the period commencing on January 1, 2014 and ending on December 31, 2014.

3. Performance Goals.

3.1 The amount of the Award earned by the Grantee for the Performance Period shall be determined as of the end of the Performance Period based on the level of achievement of certain Performance Goals in accordance with Exhibit A. Subject to the terms of this Agreement, if the threshold level of the Performance Goals is not reached for the Performance Period, the Grantee’s right to receive any shares of the Company’s Common Stock (or cash in lieu thereof) pursuant to this Agreement shall automatically expire and be forfeited without payment of any consideration. All determinations as to whether the Performance Goal has been achieved, the amount of the Award earned by the Grantee and all other matters related to this Section 3 shall be made by the Committee.

3.2 As soon as practicable following completion of the Performance Period, and in any event, by the March 31 following the completion of the Performance Period (such period, together with the Performance Period, shall be referred to herein as the “Restricted Period”), the Committee shall review and certify in writing (a) whether, and to what extent, any Performance Goals for the Performance Period have been achieved, and (b) the number or value of shares of Common Stock that the Grantee has earned, rounded to the nearest whole share (the “Earned Units”) (the date of such certification, the “Certification Date”). Such written certification of the Committee shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

[1]	The Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code; provided, however, that the performance-related terminology from the Plan as used herein shall otherwise be observed with respect to the Award.

4. Vesting; Termination of Continuous Service.

4.1 Except as otherwise provided in this Agreement, the Restricted Period shall terminate and the Earned Units shall vest and no longer be subject to forfeiture on the Certification Date. Once vested, the Earned Units become “Vested Units.”

4.2 Notwithstanding any provision of this Agreement to the contrary, if the Grantee’s Continuous Service terminates during the Restricted Period as a result of the Grantee’s death, Disability or retirement, then the Grantee will vest on such date in a pro rata portion of the Target Award calculated by multiplying the Target Award by a fraction, the numerator of which equals the number of days that the Grantee was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period. To the extent that the Award is subject to Section 409A of the Code, any termination of the Grantee’s Continuous Service shall constitute a “separation from service” within the meaning of Section 409A of the Code, as more fully set forth in the Plan. For purposes of this Agreement, “retirement” shall mean the termination of the Grantee’s Continuous Service upon retirement at age 65 or later in accordance with the policies of the Company.

4.3 Except as otherwise provided in this Agreement or the Plan, if the Grantee’s Continuous Service is terminated by the Company or an Affiliate during the Restricted Period for any reason other than those set forth in Section 4.2 hereof, the Award and the Grantee’s right to receive any Earned Units pursuant to this Agreement shall automatically expire and be forfeited without any consideration, effective as of the last day of the Restricted Period.

4.4 If there is a Change in Control of the Company during the Restricted Period, then all outstanding Restricted Stock Units shall vest at the Target Award level on the effective date of the Change in Control and shall be settled no later than sixty (60) days following such Change in Control.

5. Restrictions on Transfer. Subject to any exceptions set forth in this Agreement or the Plan, until such time as any Vested Units are settled in accordance with Section 7 hereof, the Award or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Award or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Award shall be forfeited by the Grantee, and all of the Grantee’s rights to such Award shall immediately terminate without any payment or consideration by the Company.

6. Rights as Shareholder.

6.1 The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Award (including, without limitation, any voting rights or any right to dividends paid with respect to such shares of Common Stock) unless and until shares of Common Stock are issued in settlement of Vested Units pursuant to Section 7 hereof.

6.2 To the extent that any Vested Units are settled in Common Stock, then upon and following such settlement, the Company shall enter the Grantee’s name on the books of the Company as a shareholder of record of the Company and the Grantee shall be the record owner of such shares of Common Stock unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

6.3 The Grantee shall not be entitled to any Dividend Equivalents with respect to the Award to reflect any dividends payable on shares of Common Stock prior to settlement.

7. Settlement of Vested Units.

7.1 As soon as practicable after the termination of the Restricted Period (and in any event, within sixty (60) days following the termination of the Restricted Period), the Company shall settle any Vested Units in Common Stock and/or in cash, as determined by the Committee in its sole discretion. To the extent that the Committee elects to settle such Vested Units in Common Stock (in whole or in part), the Company shall: (a) issue and deliver to the

Grantee the number of shares of Common Stock equal to the number of Vested Units to be settled; and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee. To the extent that the Committee elects to settle such Vested Units in cash (in whole or in part), the Company shall pay to the Grantee an amount in cash equal to the product of (y) the Fair Market Value of a share of Common Stock as of the Certification Date and (z) the number of Vested Units to be settled.

7.2 Notwithstanding the provisions of Section 7.1 hereof, in accordance with Section 14.5 of the Plan, the Committee may, but is not required to, prescribe rules pursuant to which the Grantee may elect to defer settlement of the Vested Units. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable and must be made in compliance with Section 409A of the Code.

7.3 If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the Vested Units upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement shall be delayed until the earlier of: (a) the date that is six (6) months following the Grantee’s separation from service and (b) the Grantee’s death.

7.4 To the extent that the Grantee does not earn or vest in any portion of the Award available under this Agreement for any reason, including, but not limited to, the failure to achieve any Performance Goals, all interest of such Grantee in such portion of the Award shall be forfeited. The Grantee shall have no right or interest in any portion of any Award that is forfeited.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

9. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Award shall be adjusted or terminated in any manner as described in Section 11 of the Plan; provided, however, that any such adjustment or termination shall be in accordance with Section 409A of the Code.

10. Tax Liability and Withholding.

10.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the settlement of any Vested Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment.

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee in connection with the settlement of Vested Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

10.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of Vested Units or the subsequent sale of any shares of Common Stock; and (b) does not commit to structure the settlement of Vested Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

11. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then-applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to conflict of law principles.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding upon the Grantee and the Company.

15. Award Subject to Plan. This Agreement is subject to the Plan, as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Award may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive any other Awards in the future. Future Awards, if any, shall be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided that no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent, and any such amendment shall be in accordance with Section 409A of the Code.

20. Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

21. No Impact on Other Benefits. The value of the Grantee’s Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, unless otherwise set forth in the applicable benefit plan document or arrangement.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterpart signature pages to this

Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of any Vested Units or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNITED SECURITY BANCSHARES, INC.

By:

Name:
Title:

GRANTEE

By:

Name:

EXHIBIT A

Performance Goals

Performance Period

The Performance Period shall commence on January 1, 2014 and end on December 31, 2014.

Determination of Amount of Award

The number of Earned Units with respect to a Performance Period shall be determined by reference to the achievement of the objectives set forth in the table below (each, a “Performance Goal”). The objectives and amounts attributable to the Performance Goals are selected by the Committee in its sole discretion. The value of the Earned Units that the Grantee will earn is as follows:

•	Threshold: With respect to any objective for which the Grantee satisfies the condition set forth in the “Threshold” column of the Objective Performance Range but does not satisfy the condition set forth in the “Target” column, the number of Earned Units attributable to that objective is the amount set forth in the “Threshold” column of the “Number of Earned Units to be Awarded” section. No Earned Units will be awarded with respect to a particular objective if the level of performance does not satisfy the condition in the “Threshold” column.

•	Target: With respect to any objective for which the Grantee satisfies the condition set forth in the “Target” column of the Objective Performance Range but does not satisfy the condition set forth in the “Stretch” column, the number of Earned Units attributable to that objective is the amount set forth in the “Target” column of the “Number of Earned Units to be Awarded” section.

•	Stretch: With respect to any objective for which the Grantee satisfies the condition set forth in the “Stretch” column of the Objective Performance Range, the number of Earned Units attributable to that objective is the amount set forth in the “Stretch” column of the “Number of Earned Units to be Awarded” section.

Role of Takeaway Objectives

The table below specifies certain Takeaway Objectives that operate in the same manner as, but inversely to, the objectives underlying the Performance Goal, such that satisfaction of the specified conditions will operate to reduce the number of Earned Units to be awarded to the Grantee by the amount specified in the table.

Performance Goal Objective	Objective Weight (%)		Objective Performance Range						Number of Earned Units to be Awarded
			Threshold		Target		Stretch		Threshold			Target			Stretch
[Objective]	[	]%	[	]	[	]	[	]	$	[	]	$	[	]	$	[	]
[Objective]	[	]%	[	]	[	]	[	]	$	[	]	$	[	]	$	[	]
[Objective]	[	]%	[	]	[	]	[	]	$	[	]	$	[	]	$	[	]

Takeaway Objectives	Max % of Earned Incentives Deductible
[Objective]	- [	]%	[	]	[	]
[Objective]	- [	]%	[	]	[	]
[Objective]	- [	]%	[	]	[	]

Interdependency of Objectives

In order to earn an Award attributable to achievement of a particular Performance Goal, the Grantee need only satisfy the condition, criterion or other requirement attributable to that Performance Goal. An Award of Earned Units for achievement of a particular Performance Goal is not contingent or otherwise directly dependent upon the achievement of any other Performance Goal.

A-1